UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

ITEC ENVIRONMENTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

5300 Claus Rd.
Riverbank, Ca. 95367
(Address of principal executive offices)(Zip Code)

(209) 848-3900
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the “safe harbor” private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the “Exemption”), on November 17, 2005 Itec Environmental Group, Inc. (the “Company”) issued (i) 12,342,655 shares of the Company's common stock to Dormition Skete, Inc., and (ii) 885,326 shares of the Company's common stock to Royal Mortgage Corporation (collectively, the “Note Holders”), upon conversion of promissory notes in the amount of $378,000 and $30,000, respectively (collectively, the “Notes”).

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the Note Holders made pursuant to the Notes, and (ii) its own independent investigation to confirm said representations and warranties.

Section 8 - Other Events

Item 8.01 Other Events

Pursuant to the Exemption, in exchange for services provided to the Company, warrants to purchase common stock of the Company, exercise price of $0.06 per share, were granted pursuant to the following effective dates, to the following individuals:

Name	Warrant Shares	Dated
David M. Otto	1,000,000	11/08/2005
Frederick Smith, Jr.	500,000	11/08/2005
George Gitschel	500,000	11/08/2005
Gary De Laurentiis	20,000,000	07/17/2005

Each of the warrants contains a cashless exercise provision and “piggy-back” registration rights. For purposes of establishing compliance with the Exemption, the Company relied upon (i) certain representations and warranties of the warrant holders’ contained in the warrants and (ii) its own independent investigation to confirm the warrant holders’ representations and warranties.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

4.4	Convertible Promissory Note
4.5	Convertible Promissory Note
4.6	Convertible Promissory Note
4.7	Form of Warrant

EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Convertible Promissory Note	Attached
4.2	Convertible Promissory Note	Attached
4.3	Convertible Promissory Note	Attached
4.3	Form of Warrant	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.

By:	/s/ Gary De Laurentiis
By: Gary De Laurentiis Its: Chairman and CEO Date: November 22, 2005